UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 14, 2007

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Complaint and Application for Deferral - Income Taxes

On October 5, 2005, the Utility Reform Project and Ken Lewis (together, the Complainants) filed a Complaint with the Public Utility Commission of Oregon (OPUC), as well as an Application for Deferred Accounting, alleging that, since September 2, 2005 (the effective date of an Oregon law commonly referred to as SB 408), Portland General Electric Company's (PGE or the Company) rates were not just and reasonable and were in violation of SB 408 because they contained approximately $92.6 million in annual charges for state and federal income taxes that were not paid to any governmental entity. The Complaint and Application for Deferred Accounting requested that the OPUC order the creation of a deferred account for all amounts charged to ratepayers since September 2, 2005 for state and federal income taxes, less amounts actually paid by or on behalf of PGE to the federal government and state governments for income taxes.

On August 14, 2007, the OPUC issued an order granting the Application for Deferred Accounting for the period from October 5, 2005 through December 31, 2005 (Deferral Period). The OPUC's order also dismissed, without prejudice, the Complaint, on grounds that it is superfluous to the Complainant's request for deferred accounting. The order requires PGE to calculate the amounts applicable to the Deferral Period, along with calculations of PGE's earnings and the effect of the deferral on PGE's return on equity. PGE is to submit these calculations to the OPUC by December 1, 2007. The order also provides that the OPUC will review PGE's earnings at the time it considers amortization of the deferral. PGE's understanding is that the OPUC will consider the potential impact of the deferral on PGE's earnings over a relevant 12-month period, which will include the Deferral Period. After consideration of these matters, the OPUC will determine whether a rate adjustment is required. The OPUC decision is expected prior to June 1, 2008.

Management cannot predict the ultimate outcome of this matter. However, based on information currently known to management, it believes this matter will not have a material adverse effect on PGE's financial condition, results of operations or cash flows.

Additional information concerning SB 408 is set forth in PGE's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, which was filed with the Securities and Exchange Commission on August 3, 2007.

Information Regarding Forward-Looking Statements

This current report includes forward-looking statements. PGE based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. Forward-looking statements in this report on Form 8-K include statements regarding the impact of a deferral on PGE's earnings, the expected amount, and effective date of any rate adjustment that may be determined by the OPUC. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including actions by the OPUC. As a result, actual results may differ materially from those projected in the forward-looking statements. The Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties listed in the Company's most recent Annual Report on Form 10-K and the Company's reports on Forms 8-K and 10-Q filed with the United States Securities and Exchange Commission, including Management's Discussion and Analysis of Financial Condition and Results of Operation and the risks described therein from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	August 20, 2007	By:	/s/ James J. Piro
James J. Piro Executive Vice President, Finance Chief Financial Officer and Treasurer